Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement and Prospectus on Form S-3 of our report dated March 17, 2006, relating to the financial statements of Whittier Energy Corporation appearing in the Annual Report on Form 10-KSB of Whittier Energy Corporation for the year ended December 31, 2005 and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Houston, Texas
April 3, 2006